As filed with the Securities and Exchange Commission on March 19, 2021.

Registration No. 333-251050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

I-MAB

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 802, West Tower, OmniVision, 88 Shangke Road, Pudong District

Shanghai, 201210

People’s Republic of China

+86 21-6057-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq.	Haiping Li, Esq.	Jielun Zhu, Chief Financial Officer
Skadden, Arps, Slate, Meagher & Flom LLP	Skadden, Arps, Slate, Meagher & Flom LLP	I-Mab
c/o 42/F, Edinburgh Tower, The Landmark	JingAn Kerry Center, Tower II, 46/F	Suite 802, West Tower, OmniVision
15 Queen’s Road Central	1539 Nanjing West Road	88 Shangke Road
Hong Kong	Shanghai, the People’s Republic of China	Shanghai, People’s Republic of China
+852 3740-4700	+86 21-6193-8200	+86 21-6057-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

On December 1, 2020, I-Mab (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (File No. 333-251050), which was declared effective by the SEC on December 14, 2020 (the “Registration Statement”). The Registration Statement registered the resale of up 25,123,751 ordinary shares, including ordinary shares represented by American depositary shares (“ADSs”) of I-Mab, by the registered shareholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company intended to maintain the effectiveness of the Registration Statement for 90 days. Such 90 day period has lapsed, during which the Company has been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, have been satisfied as of the date hereof and, subject to compliance with the other provisions of Rule 144, the registered shareholders may be able to sell their shares pursuant to Rule 144.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on March 19, 2021.

I-MAB

By:	/s/ Jielun Zhu
	Name:	Jielun Zhu
	Title:	Director and Chief Financial Officer